UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006 (June 19, 2006)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 19, 2006, Xfone, Inc. (the “Registrant”) entered into a Securities Purchase Agreement to sell to certain investors (the "Purchasers") an aggregate of 344,828 restricted shares of its common stock (the "Shares"), at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock (the "Warrants"), at an exercise price of $3.40 per share and with a term of five years (the "Financing").

The Shares and the Warrants are offered and to be sold without registration under the Securities Act of 1933 (the "Act") to a limited number of accredited investors in reliance upon the exemption provided by Section 4(2) of the Act and Rule 506 promulgated thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. An appropriate restrictive legend will be placed on the certificates representing the Shares and the Warrants, as well as on the certificates representing the shares underlying the Warrants upon exercise, unless registered under the Act prior to issuance.

Pursuant to the terms of the Registration Rights Agreement dated June 19, 2006, by and between the Registrant and the Purchasers, the Registrant is obligated to file a registration statement on Form SB-2 or any other appropriate form registering the resale of the Shares and the shares underlying the Warrants upon exercise. If the registration statement is not timely filed, or declared effective within the time frame described, or if the registration is suspended other than as permitted in the Registration Rights Agreement, the Registrant will be obligated to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by the Purchasers pursuant to the Securities Purchase Agreement for any "Registerable Securities" as that term is defined in the Registrations Rights Agreement, then held by the Purchasers as to the first month, and 2% of such amount for each 30 day period thereafter. If the Registrant fails to pay any partial liquidated damages in full within seven days after the date payable, the Registrant will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The gross cash proceeds to be received from the Financing will be $1,000,000. The net proceeds of the Financing are expected to be used for general working capital and/or investment in equipment and/or for acquisition and/or business development.

The closing of the Financing is dependent on the fulfilling of the terms and conditions as required by the Securities Purchase Agreement and the Escrow Agreement dated June 19, 2006, by and between the Registrant, the Escrow Agent and the Purchasers, including but not limited to obtaining the approval of the American Stock Exchange for listing the Shares and the shares underlying the Warrants upon exercise.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Item 3.02 Unregistered Sales of Equity Securities.

On June 19, 2006, the Registrant entered into a Securities Purchase Agreement to sell to certain investors an aggregate of 344,828 restricted shares of its common stock (the "Shares"), at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock (the "Warrants"), at an exercise price of $3.40 per share and with a term of five years.

The Shares and the Warrants are offered and to be sold without registration under the Securities Act of 1933 (the "Act") to a limited number of accredited investors in reliance upon the exemption provided by Section 4(2) of the Act and Rule 506 promulgated thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. An appropriate restrictive legend will be placed on the certificates representing the Shares and the Warrants, as well as on the certificates representing the shares underlying the Warrants upon exercise, unless registered under the Act prior to issuance.

Item 9.01. Financial Statements and Exhibits.

10.74	Securities Purchase Agreement, dated June 19, 2006, by and between the Company and the Purchasers.

10.75	Registration Rights Agreement, dated June 19, 2006, by and between the Company and the Purchasers.

10.76	Common Stock Purchase Warrant, dated June 19, 2006, by the Company in favor of the Purchasers.

10.77	Escrow Agreement, dated June 19, 2006, by and between the Company, the Escrow Agent, and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: June 20, 2006	By:	/s/ Guy Nissenson
Guy Nissenson President and Chief Executive Officer